Exhibit 99.1

NEWS RELEASE

OTC Disclosure & News Service

Chess Supersite Corporation (CHZP) is Patenting a New Type of Chess Competition.

May 25th, 2016.

OTC Disclosure & News Service

Toronto, Ontario, May 25th, 2016 (GLOBE NEWSWIRE) — http://www.globenewswire.com

Chess Supersite Corporation.
Info@chesssupersitecorp.com.

Chess Supersite Corporation:
Chess Supersite Corporation is Patenting a New Type of Chess Competition.

Chess Supersite Corporation is an owner and operator of the www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more.

FOR IMMEDIATE RELEASE

Chess Supersite Corporation has developed a new type of chess competition entitled “Choose Your Moves and Win” - in which participants predict the moves to be played by professional chess players during the actual game. It creates a level playing field where no cheating is possible. Original interface mechanics produce a new type of chess competition, including an educational experience, based around live chess broadcasts. The recently completed tests were highly successful. The Company has initiated patent filings for “Choose Your Moves and Win”.

About Chess Supersite Corp.

Chess Supersite Corp., is a publicly traded company, trading symbol: CHZP on the OTC Market Group, whose primary business is the development and operation of the chess portal www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. Additional information can be accessed on the company’s website www.chesssupersitecorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Chess Supersite Corporation.
www.chesssupersitecorp.com
1131A Leslie Street, Suite 101
Toronto, Ontario, M3C 3L8, Canada
Ph: 416-441-4631.